Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-263099, 333-252526, 333-235994, 333-229977, 333-223433, 333-216342, 333-209949, 333-203235, and 333-193963) and S-3 (Nos. 333-250998, 333-221911, 333-210001, 333-207469, 333-202494) of Revance Therapeutics, Inc. of our report dated February 28, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 28, 2023